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                                                             Exhibit 10(iii)A(3)


                                AMENDMENT OF
                       ASPIRATION ACHIEVEMENT INCENTIVE
                              AWARD AGREEMENT
                                   AND
                               ELECTION FORM



         WHEREAS, the undersigned Participant was granted an Aspiration Award under the NSI Long-Term Achievement Incentive Plan (the "Plan") for the Performance Cycle ending August 31, 2000; and

         WHEREAS, under the Plan, the amount (if any) of the Aspiration Award the Participant will receive for such Performance Cycle is currently uncertain; and
         WHEREAS, the Plan has been amended to permit the Participant to receive all or a portion of the Aspiration Award in a different form;
         NOW, THEREFORE, the Participant hereby elects to receive any Aspiration Award earned for the Performance Cycle ending August 31, 2000 in the manner provided below and agrees to amend the Aspiration Achievement Incentive Award Agreement in accordance with such election:
         1. Amendment To Exchange Award For Stock Options. By checking "YES" below, you are electing to amend your Aspiration Achievement Incentive Award Agreement for the Performance Cycle ending August 31, 2000 to provide that the Award or portion of your Award that you specify below will be exchanged for the grant of Options to acquire NSI stock under the terms and subject to the limitations set forth below.
         2.  Exchange  Formula.  The number of Options you will  receive will be
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                                                           Exhibit 10(iii)(A)(3)


determined as follows: the amount of the Award to be exchanged will be divided by $12.29 (the value of an Option for one Share of NSI stock as of September 8, 1999, based on Black-Scholes methodology) and multiplied by 1.5. The Options are expected to be granted in October 2000, after approval of an amended and restated Plan by stockholders of National Service Industries, Inc. in January 2000. The exercise price for each Option will be the closing price of one Share of NSI stock on the New York Stock Exchange on the date of the grant. In the event stockholders do not approve the amended and restated Plan, the Executive Resource and Compensation Committee of the Board of Directors (the "Committee") will have discretion to pay the Award in Shares of NSI stock or in cash (or any combination of stock and cash) without regard to your exchange election. Any unexchanged portion of your Award will be payable half in NSI stock and half in cash.
         3. Adjustment to Award Value. Originally, one-half of the Aspiration Award, determined as of August 31, 2000, was to have been paid in cash and one-half in NSI stock. If you elect to amend your Agreement, the value of the component of your Aspiration Award which would have originally been paid in NSI stock will be adjusted to reflect any change in NSI's stock price during the period August 31, 2000 to the Determination Date (meaning that date in October 2000 on which the Committee determines the amount of the Award earned and payable). The total value of the Award at the Determination Date will therefore be equal to the total of (a) the amount of the Award as of August 31, 2000 and
(b) the amount (either gain or loss) calculated by multiplying (i) the number of Shares you would have originally received by (ii)
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                                                           Exhibit 10(iii)(A)(3)

the amount resulting from subtracting the Fair Market Value of NSI stock on August 31 from the Fair Market Value at the Determination Date.

         4. Limitation on Number of Options. The exchange will be limited by the size of your Award payment and may be further reduced, on a pro rata basis, for Options elected in excess of the aggregate number of Options granted to you in fiscal 2000 (or a fraction thereof determined by the Committee on the Determination Date), if the total number of Options elected by all participants exceeds the pool of Options available for exchange. It is the intention of the Committee that a total of up to 400,000 Options will be available for exchange. The final number of Options available will be established by the Committee at the Determination Date, and your election will be adjusted in accordance with the final number of Options available.
         5. Tax Treatment. The amount of your Aspiration Award exchanged for Options should not be currently taxable (i.e., it should be treated much like a bonus deferral). The Options will be nonqualified options under the Plan. Please see the description of the tax treatment for nonqualified options attached hereto as Exhibit "1". Of course, you should consult your tax advisor.
         6. Terms of Stock Options. The Options will be nonqualified stock options, will be fully vested at the time of receipt, and will have a ten-year term except as follows:
                  (a) in the case of termination due to death, Disability, Retirement at or after age 65, or involuntary termination by the Company (other than for Cause), the Options will remain exercisable until seven years after the date of grant, or one year after the date of termination,
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                                                           Exhibit 10(iii)(A)(3)

         whichever is later;
                  (b) in the case of voluntary termination, the Options will remain exercisable until 90 days after the date of termination; and
                  (c) in the case of involuntary termination for "Cause", the Options will expire on the date of termination.
The Options will generally have such other terms and conditions as the nonqualified Options granted by the Company in fiscal 2000.
--------------------------------------------------------------------------------
                                  ELECTION

_____ YES, I elect to amend my Agreement to provide for the exchange of my Award, to the fullest extent possible, for the grant of Options to acquire NSI stock, under the terms set forth above, to the following extent:

[ ] In exchange  for  $__________  of my Award (minimum $1,000).

[ ] In  exchange  for  _________%  of my Award (minimum $1,000).

[ ] In exchange for the grant  of_________  Options  (minimum 100 options).

The portion of the Award elected above (whether measured in dollars, percentage, or Options) will be surrendered from the total value of the Award at the Determination Date. The calculation of Options granted in the exchange will be rounded down to the next whole amount.


_____    NO, I elect to continue to receive the entire Award payment half in NSI stock and half in cash.
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                                                           Exhibit 10(iii)(A)(3)

         In order to make this election effective, sign and date this form below and return it to Helen Haines prior to November 23, 1999.




         The undersigned hereby agrees to amend the Aspiration Achievement Incentive Award Agreement in accordance with the above election.


                                                     ---------------------------
                                                     Grantee

                                                     ---------------------------
                                                     Date


Received and Award Agreement
Amendment approved
on behalf of
National Service Industries, Inc.:


By:/s/ Helen D. Haines
   Helen D. Haines


---------------------------------------
                  Date